EXHIBIT 4.1

DARDEN RESTAURANTS, INC.,

as Company,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of February 20, 2018

This FIRST SUPPLEMENTAL INDENTURE is dated as of February 20, 2018, between DARDEN RESTAURANTS, INC. (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee entered into an Indenture, dated as of January 1, 1996 (the “Indenture”), pursuant to which the Company issued $300,000,0000 in aggregate principal amount of the 6.800% Senior Notes due 2037 (the “Notes”) pursuant to an officers’ certificate and authentication order dated October 10, 2007 (the “Officers’ Certificate”);
WHEREAS, Section 902 of the Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected by such supplemental indenture, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes of such series under the Indenture, except in certain cases that do not apply;
WHEREAS, the Company and the Trustee desire to amend the Indenture and the Officers’ Certificate, which, pursuant to Section 301 of the Indenture, establishes the terms of certain series of the Notes, with the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Notes;
WHEREAS, the Company has made a tender offer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 24, 2018 (the “Offer to Purchase”), the Notes (the “Offer”);
WHEREAS, in connection with the Offer, the Company has proposed certain amendments to the Indenture;
WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Notes have consented to the proposed amendments described in the Offer to Purchase and this Supplemental Indenture pursuant to consent documents obtained prior to the execution hereof;
WHEREAS, the execution of this Supplemental Indenture will not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act;
WHEREAS, all things necessary to make this Supplemental Indenture when executed by the parties hereto a valid and binding agreement of and supplement to the Indenture have been done and performed;
WHEREAS, the foregoing recitals are made as statements of fact by the Company and not by the Trustee; and
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE I
Section 1.1    Unless otherwise defined herein, capitalized terms used herein without definition have the respective meanings given to them in the Indenture.
Section 1.2    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of the Indenture for any and all purposes and shall have effect, so far as practicable, as though all the provisions of the existing Indenture and this Supplemental Indenture were contained in one instrument. Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 1.3    This Supplemental Indenture shall modify the terms of the Notes and, for the avoidance of doubt, does not modify the terms of the other securities issued by the Company pursuant to the Indenture.
ARTICLE II
Section 2.1    Subject to Section 3.1 below and with respect to the Notes only:
(a)    Sections 501(4), 501(5), 501(8), 704, 801, 1006, 1007, 1008 and 1009 of the Indenture are hereby deleted in their entirety and each of the foregoing is hereby replaced with the following text: “[Intentionally Omitted]”;
(b)    Section 802 is hereby modified by deleting “in accordance with Section 801”;
(c)    Section 1004 is hereby modified by restating such section in its entirety as follows: “The Company shall comply with Section 314(a)(4) of the Trust Indenture Act if required to do so pursuant to the Trust Indenture Act.”;
(d)    Section 1104 is hereby modified by deleting “not less than 30” and replacing such deleted language with “not less than three Business Days”;
(e)    The Indenture is hereby amended by deleting from the Indenture any definitions set forth in Article One for defined terms that are used solely in sections deleted by this Supplemental Indenture.
(f)    The Indenture is hereby amended by deleting from the Indenture any section references to Sections 501(4), 501(5), 501(8), 704, 801, 1006, 1007, 1008 and 1009.
(g)    All references in the Indenture to Sections 802, 1004 and 1104 shall mean references to such sections as amended by this Supplemental Indenture.
(h)    Any of the terms or provisions present in the Indenture or the Notes that relate to any of the provisions of the Indenture amended by this Section 2.1 of this Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Supplemental Indenture.

Section 2.2    Subject to Section 3.1 below and with respect to the Notes only:
(a)    Section A.(8) of the Officers’ Certificate is hereby modified by deleting such section except for the first paragraph thereof.
(b)    All references in the Officers’ Certificate to Section A.(8) shall mean references to such section as amended by this Supplemental Indenture.
(c)    Any of the terms or provisions present in the Officers’ Certificate or the Notes that relate to any of the provisions of the Officers’ Certificate as amended by this Section 2.2 of this Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Supplemental Indenture.
Section 2.3    Any failure by the Company to comply with the terms of any of the Sections of the Indenture deleted by this Supplemental Indenture (whether before or after the execution of this Supplemental Indenture) shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequences under the Indenture, in each case with respect to the Notes only.
ARTICLE III
Section 3.1    The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto; provided, that Section 2.1 and Section 2.2 of this Supplemental Indenture shall not become operative until the Company accepts for purchase all Notes that were properly tendered and not validly withdrawn pursuant to the Offer.
Section 3.2    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.
ARTICLE IV
Section 4.1    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee, by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.
Section 4.2    THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 4.3    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 4.4    In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.5    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
DARDEN RESTAURANTS, INC.

By: /s/ William R. White, III
Name:    William R. White, III
Title:    Senior Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as Trustee
By /s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

6